Telesis Technology Corporation Sells Telesis Test Labs Division to Celerity.

Palmetto, Florida – October 26th, 2005 – Telesis Technology Corporation (OTC: TLST) today announced that it has sold its Telesis Test Labs Division to privately held Celerity in a cash transaction.  The details of the agreement and purchase price were not disclosed.  The transaction closed October 21st, 2005 and will positively impact the fourth quarter financials ending December 31, 2005.  The sell side of the transaction was represented by The Sinclair Group of Sarasota, Florida.

 "Our Test Labs division represents approximately 3 percent of our total annual revenues," said Hasit Vibhakar, President of Telesis. "Selling this division will allow us to focus on our core Aerospace & Defense Divisions.  This transaction provides a very positive return on our equity and investment.”

Commenting on the acquisition, Ms Cynthia Berube, President of Celerity stated, "Telesis Test Labs is a profitable and growing business division that fits well with our core competencies and market focus.  Our programming & engineering services coupled with the capabilities we acquire in this deal will allow us to provide a one stop solution for all our customers."

About Telesis Technology Corporation

Telesis Technology Corporation is a Federal Aerospace and Defense Contractor.  Telesis Technology Corporation has several operating divisions with main locations in Nebraska and Florida.  Company information can be obtained at http://www.telesistechnology.com

About Celerity Test Labs, Inc

Celerity Test Labs, Inc provides engineering & testing services to suppliers & end users of electronic components.  The Company specializes in the pre-production and validation of board level components.

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Contact:

Investor Relations

Hasit Vibhakar

Telesis Technology Corporation

941-795-7441 ext: 228

ir@telesistechnology.com